Exhibit 99.1

Exela Technologies, Inc. Reports Preliminary First Quarter 2022 Results

May 10, 2022 08:30 ET | Source: Exela Technologies, Inc.

•	Revenue of $279.4 million, a decline of 6.9% from Q1 2021

•	Loss per Share of $0.17 in the first quarter of 2022

•	Net loss of $57 million in the first quarter of 2022

•	$78 million of TCV(1) won, a 131% increase compared to Q1 2021

•	Small-and-Medium-Sized Business (“SMB”) continues strong growth in the first quarter of 2022 with DMR(2) customers growing 39% over Q4 2021 and DrySign users growing 200% over Q4 2021

•	Total debt(3) reduction of $36 million; annual interest savings of $10 million anticipated

•	Raised $119 million through sale of common stock for business reinvestment

•	Liquidity of $71 million as of March 31, 2022

Conference call scheduled for May 10, 2022 at 11:30 AM ET

IRVING, Texas, May 10, 2022 (GLOBE NEWSWIRE) -- Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a global business process automation (“BPA”) leader, announced today its financial results for the first quarter ended March 31, 2022.

“It is humbling to report that we have had the highest new TCV won over the past five quarters along with 41 new logos excluding our SMB business, which continues to report strong growth. Our renewals have reached an enviable 93% after falling over the last 2 years. We see traction in our business and are hopeful that contraction of volumes during COVID-19 will slowly return as people return back to business. We continue to organize and advantageously position the company to better serve our customers with our technology led services and solutions.” said Par Chadha, Executive Chairman of Exela.

Chadha continued, “We are executing our strategic plans by investing in our business. Our results show some positive signs and give us comfort that we are on the right path. Our cost of long-term debt is too high, and it is an important objective for us to lower it. We have much to do still, and remain committed to leverage our foundation for our customers and our shareholders.”

First Quarter Highlights

•	Revenue: Revenue for Q1 2022 was $279.4 million, a decline of 6.9% compared to $300.1 million in Q1 2021.

•	Revenue for the ITPS segment was $205.0 million, a decline of 11.6% year-over-year, primarily due to impact from COVID, transition revenue, staffing shortage and currency changes.

•	Healthcare Solutions revenue was $56.6 million, an increase of 10.8% year-over-year.

•	Legal and Loss Prevention Services revenue was $17.8 million, an increase of 4.1% year-over-year.

•	Operating income/(loss): Operating loss for Q1 2022 was $7.3 million, compared with operating income of $4.3 million in Q1 2021. The year-over-year increase in operating loss was primarily attributable to lower gross profit(4).

•	Net Loss: Net loss for Q1 2022 was $57.0 million, compared with a net loss of $39.2 million in Q1 2021.

•	EBITDA(5): EBITDA for Q1 2022 was $3.5 million, compared to $23.5 million in Q1 2021. EBITDA margin for Q1 2022 was 1.3%, a decrease of 658 basis points from 7.8% in Q1 2021.

•	Adjusted EBITDA(6): Adjusted EBITDA for Q1 2022 was $36.1 million, a decrease of 22% compared to $46.5 million in Q1 2021. Adjusted EBITDA margin for Q1 2022 was 12.9%, a decrease of 255 basis points from 15.5% in Q1 2021 and down from 13.4% in Q4 2021.

•	Capital Expenditures: Capital expenditures for Q1 2022 were 3.1% of revenue compared to 0.8% of revenue in Q1 2021.

•	Common Stock: As of March 31, 2022, there were 484,557,092 total shares outstanding and an additional 19,408,499 shares of common stock reserved for issuance for our outstanding preferred shares on an as-converted basis.

First Quarter 2022 Business Highlights

•	Secured a new $150M securitization facility from PNC at approximately 4% interest; which is expected to lower annual interest expense by approximately $6 million

•	TCV won increased to approximately $78 million, up over 131% as compared to Q1 2021

•	Q1 2022 DrySign user growth of 200% and DMR customer growth of 39% from Q4 2021

•	Healthcare solutions on track to grow YOY

•	XBP(7) part of ITPS showing traction with rising wins and pipeline

•	Closing sales momentum continuing in 2Q as US businesses return to office

Balance Sheet and Liquidity: As of March 31, 2022, total liquidity was $71 million. Total net debt(8) at March 31, 2022 was $1.04 billion.

Expanding financial flexibility: Expanding financial flexibility: As of March 31, 2022, raised a total of $119 million in gross proceeds from equity offerings in 2022. In accordance with Exela's plan, proceeds from the equity offering were used to strategically reduce its debt and associated interest expense obligations as well as explore ways to invest in growth. On track for $50 million in cash flow improvements in 2022.

Below are the notes referenced above:

(1) – Total Contract Value

(2) – Digital Mailroom

(3) – Total debt includes all long-term debt and interest-bearing current liabilities.

(4) – Gross profit is defined as revenue less cost of revenue excluding depreciation and amortization.

(5) – EBITDA is a non-GAAP measure. A reconciliation of EBITDA is attached to this release.

(6) – Adjusted EBITDA is a non-GAAP measure. A reconciliation of Adjusted EBITDA is attached to this release.

(7) – Exchange for Bills and Payments

(8) – Net debt is calculated as all long-term debt less AR Facility, secured borrowing and unrestricted cash

Earnings Conference Call and Audio Webcast

Exela will host a conference call to discuss its first quarter 2022 financial results at 11:30 a.m. ET on May 10, 2022. To access this call, dial 833-255-2831 or +1-412-902-6724 (international).

A replay of this conference call will be available through May 17, 2022 at 877-344-7529 or +1-412-317-0088 (international). The replay passcode is 6168660.

Exela invites all investors to ask questions that they would like addressed on the conference call. We ask investors to submit questions via email to IR@exelatech.com.

A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.exelatech.com). A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website (http://investors.exelatech.com/) and will remain available after the call.

Final Results

The financial results described above are preliminary, unaudited and represent the most recent current information available to Exela management. Exela’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures, final adjustments that may arise between the date of this press release and the time that financial results for the first quarter of 2022 are finalized, and such differences may be material. In addition, these financial results do not reflect important limitations, qualifications and details that will be included in the full financial statements to be included in the Company’s Form 10-Q to be filed with the U.S. Securities and Exchange Commission.

About Exela

Exela Technologies is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of experience operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. Utilizing foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry, departmental solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and the public sector. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 17,000 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

To automatically receive Exela financial news by e-mail, please visit the Exela Investor Relations website, http://investors.exelatech.com/, and subscribe to E-mail Alerts.

About Non-GAAP Financial Measures: This press release includes constant currency, EBITDA and Adjusted EBITDA, each of which is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Exela believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial performance, results of operations and liquidity and allows investors to better understand the trends in our business and to better understand and compare our results. Exela’s board of directors and management use constant currency, EBITDA and Adjusted EBITDA to assess Exela’s financial performance, because it allows them to compare Exela’s operating performance on a consistent basis across periods by removing the effects of Exela’s capital structure (such as varying levels of debt and interest expense, as well as transaction costs resulting from the combination of Quinpario Acquisition Corp. 2, SourceHOV Holdings, Inc. and Novitex Holdings, Inc. on July 12, 2017 (the “Novitex Business Combination”) and capital markets-based activities). Adjusted EBITDA also seeks to remove the effects of integration and related costs to achieve the savings, any expected reduction in operating expenses due to the Novitex Business Combination, asset base (such as depreciation and amortization) and other similar non-routine items outside the control of our management team. Optimization and restructuring expenses and merger adjustments are primarily related to the implementation of strategic actions and initiatives related to the Novitex Business Combination. All of these costs are variable and dependent upon the nature of the actions being implemented and can vary significantly driven by business needs. Accordingly, due to that significant variability, we exclude these charges since we do not believe they truly reflect our past, current or future operating performance. The constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. We calculate constant currency revenue and Adjusted EBITDA on a constant currency basis by converting our current-period local currency financial results using the exchange rates from the corresponding prior-period and compare these adjusted amounts to our corresponding prior period reported results. Exela does not consider these non-GAAP measures in isolation or as an alternative to liquidity or financial measures determined in accordance with GAAP. A limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Exela’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures and therefore the basis of presentation for these measures may not be comparable to similarly-titled measures used by other companies. These non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP. Net loss is the GAAP measure most directly comparable to the non-GAAP measures presented here. For reconciliation of the comparable GAAP measures to these non-GAAP financial measures, see the schedules attached to this release.

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, estimated or anticipated future results and benefits, future opportunities for Exela, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in the Annual Report. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

For more Exela news, commentary, and industry perspectives, visit:

Website: https://investors.exelatech.com/

Twitter: @ExelaTech

LinkedIn: /exela-technologies

Facebook: @exelatechnologies

Instagram: @exelatechnologies

The information posted on the Company's website and/or via its social media accounts may be deemed material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company's website and its social media accounts in addition to the Company's press releases, SEC filings and public conference calls and webcasts.

Investor and/or Media Contacts:

Vincent Kondaveeti

E: vincent.kondaveeti@exelatech.com

Mary Beth Benjamin

E: IR@exelatech.com

Source: Exela Technologies, Inc.

Exela Technologies, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
(in thousands of United States dollars except share and per share amounts)

	March 31,	December 31,
	2022	2021
	(Unaudited)	(Audited)
Assets
Current assets
Cash and cash equivalents	$38,263	$20,775
Restricted cash	43,712	27,285
Accounts receivable, net of allowance for doubtful accounts of $6,065 and $6,049, respectively	189,585	184,102
Related party receivables and prepaid expenses	719	715
Inventories, net	16,011	15,215
Prepaid expenses and other current assets	34,253	31,799
Total current assets	322,543	279,891
Property, plant and equipment, net of accumulated depreciation of $200,680 and $196,683, respectively	74,726	73,449
Operating lease right-of-use assets, net	51,326	53,937
Goodwill	358,211	358,323
Intangible assets, net	233,695	244,539
Deferred income tax assets	1,986	2,109
Other noncurrent assets	28,916	24,775
Total assets	$1,071,403	$1,037,023

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable	$63,953	$61,744
Related party payables	1,475	1,484
Income tax payable	4,447	3,551
Accrued liabilities	95,106	113,519
Accrued compensation and benefits	57,164	60,860
Accrued interest	34,793	10,075
Customer deposits	16,780	17,707
Deferred revenue	18,192	16,617
Obligation for claim payment	62,886	46,902
Current portion of finance lease liabilities	6,148	6,683
Current portion of operating lease liabilities	15,352	15,923
Current portion of long-term debts	138,664	144,828
Total current liabilities	514,960	499,893
Long-term debt, net of current maturities	1,068,873	1,104,399
Finance lease liabilities, net of current portion	8,161	9,156
Pension liabilities, net	27,128	28,383
Deferred income tax liabilities	12,238	11,594
Long-term income tax liabilities	3,189	3,201
Operating lease liabilities, net of current portion	38,779	41,170
Other long-term liabilities	5,373	5,999
Total liabilities	1,678,701	1,703,795
Commitments and Contingencies (Note 8)

Stockholders' equity (deficit)
Common Stock, par value of $0.0001 per share; 1,600,000,000 shares authorized; 487,008,798 shares issued and 484,557,092 shares outstanding at March 31, 2022 and 267,646,667 shares issued and 265,194,961 shares outstanding at December 31, 2021	59	37
Preferred stock, $0.0001 par value per share, 20,000,000 shares authorized at March 31, 2022 and December 31, 2021, respectively
Series A Preferred Stock, 2,778,111 shares issued and outstanding at March 31, 2022 and December 31, 2021	1	1
Series B Preferred Stock, 900,328 shares issued and outstanding at March 31, 2022 and 0 shares issued and outstanding at December 31, 2021	—	—
Additional paid in capital	953,364	838,853
Less: Common Stock held in treasury, at cost; 2,451,706 shares at March 31, 2022 and December 31, 2021	(10,949)	(10,949)
Equity-based compensation	56,235	56,123
Accumulated deficit	(1,589,384)	(1,532,428)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(5,986)	(7,463)
Unrealized pension actuarial losses, net of tax	(10,638)	(10,946)
Total accumulated other comprehensive loss	(16,624)	(18,409)
Total stockholders' deficit	(607,298)	(666,772)
Total liabilities and stockholders' deficit	$1,071,403	$1,037,023

Exela Technologies, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
For the three months ended March 31, 2022 and 2021
(in thousands of United States dollars except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$279,398	$300,056
Cost of revenue (exclusive of depreciation and amortization)	223,504	232,587
Selling, general and administrative expenses (exclusive of depreciation and amortization)	43,040	41,885
Depreciation and amortization	18,212	19,599
Related party expense	1,987	1,707
Operating profit (loss)	(7,345)	4,278
Other expense (income), net:
Interest expense, net	39,760	43,131
Debt modification and extinguishment costs (gain), net	884	—
Sundry expense, net	307	213
Other expense, net	6,159	152
Net loss before income taxes	(54,455)	(39,218)
Income tax benefit (expense)	(2,501)	18
Net loss	$(56,956)	$(39,200)
Cumulative dividends for Series A Preferred Stock	(864)	896
Cumulative dividends for Series B Preferred Stock	(75)	—
Net loss attributable to common stockholders	$(57,895)	$(38,304)
Loss per share:
Basic and diluted	$(0.17)	$(0.76)

Exela Technologies, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
For the three months ended March 31, 2022 and 2021
(in thousands of United States dollars except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(56,956)	$(39,200)
Adjustments to reconcile net loss
Depreciation and amortization	18,212	19,599
Original issue discount and debt issuance cost amortization	3,531	3,840
Debt modification and extinguishment costs (gain), net	196	—
Provision for doubtful accounts	61	50
Deferred income tax provision	635	(297)
Share-based compensation expense	308	387
Unrealized foreign currency losses	(180)	(159)
Loss (Gain) on sale of assets	(41)	29
Fair value adjustment for interest rate swap	—	(125)
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	(6,146)	(11,248)
Prepaid expenses and other assets	(8,858)	(5,895)
Accounts payable and accrued liabilities	5,345	(30,787)
Related party payables	(12)	37
Additions to outsource contract costs	(140)	(156)
Net cash used in operating activities	(44,045)	(63,925)

Cash flows from investing activities
Purchase of property, plant and equipment	(7,728)	(1,609)
Additions to patents	(25)	—
Additions to internally developed software	(829)	(672)
Proceeds from sale of assets	175	—
Net cash used in investing activities	(8,407)	(2,281)

Cash flows from financing activities
Proceeds from issuance of Common Stock from private placement	—	25,065
Proceeds from issuance of Common Stock from at the market offerings	119,196	—
Cash paid for equity issuance costs from at the market offerings	(4,664)	—
Borrowings under factoring arrangement and Securitization Facility	35,837	32,432
Principal repayment on borrowings under factoring arrangement and Securitization Facility	(34,144)	(31,533)
Cash paid for withholding taxes on vested RSUs	(195)	—
Lease terminations	(15)	(16)
Cash paid for debt issuance costs	(5,615)	—
Principal payments on finance lease obligations	(1,516)	(3,029)
Borrowings from senior secured revolving facility	—	3,000
Repayments on senior secured revolving facility	(49,477)	—
Proceeds from issuance of 2026 Notes	55,364	—
Borrowings from other loans	1,865	1,959
Repayment of BRCC term loan	(22,675)	—
Principal repayments on senior secured term loans and other loans	(7,544)	(8,142)
Net cash provided by financing activities	86,417	19,736
Effect of exchange rates on cash	(50)	(101)
Net increase (decrease) in cash and cash equivalents	33,915	(46,571)
Cash, restricted cash, and cash equivalents
Beginning of period	48,060	70,309
End of period	$81,975	$23,738
Supplemental cash flow data:
Income tax payments, net of refunds received	$1,486	$1,510
Interest paid	9,941	62,510
Noncash investing and financing activities:
Assets acquired through right-of-use arrangements	50	220
Accrued capital expenditures	1,483	1,617

Exela Technologies
Schedule 1: First Quarter 2022 vs. First Quarter 2021 Financial Performance (Unaudited)

$ in million	Q1-2022	Q1-2021	Increase (Decrease) Y/Y ($ mn)	Increase (Decrease) Y/Y (%)
Information and Transaction Processing Solutions	205.0	231.9	(26.9)	(11.6%)
Healthcare Solutions	56.6	51.1	5.5	10.8%
Legal and Loss Prevention Services	17.8	17.1	0.7	4.1%
Total Revenue	279.4	300.1	(20.7)	(6.9%)

Gross profit	55.9	67.5	(11.6)	(17.2%)
Gross profit margin	20.0%	22.5%	(2.5%)	-248 bps

SG&A	43.0	41.9	1.2	2.8%

Operating (loss) income	(7.3)	4.3	(11.6)	(271.7%)
Operating margin	(2.6%)	1.4%	(4.1%)	-405 bps

Net income (loss)	(57.0)	(39.2)	(17.8)	45.3%
Net income margin	(20.4%)	(13.1%)	(7.3%)	-732 bps

EBITDA	3.5	23.5	(20.0)	(85.0%)
EBITDA Margin	1.3%	7.8%	(6.6%)	-658 bps

Adjusted EBITDA	36.1	46.5	(10.3)	-22.2%
Adjusted EBITDA margin	12.9%	15.5%	(2.6%)	-256 bps

Exela Technologies

Schedule 2: Reconciliation of Adjusted EBITDA and constant currency revenues

Non-GAAP constant currency revenue reconciliation

	Three months ended
($ in millions)	31-Mar-22	31-Mar-21	31-Dec-21
Revenues, as reported (GAAP)	$279.4	$300.1	$294.3
Foreign currency exchange impact (1)	3.7		1.6
Revenues, at constant currency (Non-GAAP)	$283.1	$300.1	$295.9

(1) Constant currency excludes the impact of foreign currency fluctuations and is computed by applying the average exchange rates for the three months ended March 31, 2021, to the revenues during the corresponding period in 2022.

Reconciliation of Adjusted EBITDA

	Three months ended
($ in millions)	31-Mar-22	31-Mar-21	31-Dec-21
Net loss (GAAP)	($57.0)	($39.2)	($70.6)
Interest expense	39.8	43.1	40.3
Taxes	2.5	(0.0)	8.2
Depreciation and amortization	18.2	19.6	19.0
EBITDA (Non-GAAP)	$3.5	$23.5	($3.1)
Transaction and integration costs	3.7	4.6	7.9
Gain / loss on derivative instruments	(0.0)	(0.1)	(0.8)
Other Charges / (gains)	22.1	13.1	28.1
Sub-Total (Adj. EBITDA before O&R)	$29.3	$41.1	$32.3
Optimization and restructuring expenses	6.8	5.4	7.3
Adjusted EBITDA (Non-GAAP)	$36.1	$46.5	$39.5